Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES–OXLEY ACT OF 2002

I, Robert P. Traversa, Chief Financial Officer of MGT Capital Investments, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes–Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)    the Annual Report on Form 10–K of the Company for the year ended December 31, 2014, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ ROBERT P. TRAVERSA
Robert P. Traversa
Treasurer and Chief Financial Officer (Principal Financial Officer)

April 15, 2015